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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Standard Federal Bancorporation, Inc. on Form S-3 of our report dated January 18, 1996, incorporated by reference in the Annual Report on Form 10-K of Standard Federal Bancorporation, Inc. for the year ended December 31, 1995 and to the Reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Detroit, Michigan


July 8, 1996